                                                                    EXHIBIT 99.1

                       THE UNITED STATES BANKRUPTCY COURT
                          FOR THE DISTRICT OF DELAWARE

                                        :
In re:                                  :    Chapter 11
                                        :
CORAM HEALTHCARE CORP. and              :    Case No. 00-3299 (MFW)
CORAM, INC.,                            :    (Jointly Administered)
                                        :
                  Debtors.              :
                                        :

           -----------------------------------------------------------

            CHAPTER 11 TRUSTEE'S AMENDED JOINT PLAN OF REORGANIZATION

           -----------------------------------------------------------

                                        SCHNADER HARRISON SEGAL
                                        & LEWIS LLP
                                        Barry E. Bressler
                                        Wilbur L. Kipnes
                                        Richard A. Barkasy
                                        Michael J. Barrie
                                        1600 Market Street, Suite 3600
                                        Philadelphia, Pennsylvania 19103-7286
                                        (215) 751-2000

                                                  -and-

                                        WEIR & PARTNERS LLP
                                        Kenneth E. Aaron (#4043)
                                        Salene R. Mazur
                                        824 Market Street Mall, Suite 1001
                                        P.O. Box 708
                                        Wilmington, Delaware 19899
                                        (302) 652-8181

                                        Co-Counsel to Arlin M. Adams,
                                        Chapter 11 Trustee

                                TABLE OF CONTENTS

                                                                                      PAGE
                                                                                      ----
ARTICLE I

     Definitions...................................................................     1

ARTICLE 2

     Classification of Claims and Interests........................................    10

ARTICLE 3

     Treatment of Unclassified Claims..............................................    11

ARTICLE 4

     Treatment of Classified Claims and Equity Interests...........................    13

ARTICLE 5

     Implementation of the Plan....................................................    15

ARTICLE 6

     Procedure Relating to Disputed Claims.........................................    21

ARTICLE 7

     Settlements...................................................................    22

ARTICLE 8

     Executory Contracts and Unexpired Leases......................................    23

ARTICLE 9

     Releases......................................................................    24

ARTICLE 10

     Discharge.....................................................................    27

                             TABLE OF CONTENTS CON'T

                                                                                      PAGE
                                                                                      ----
ARTICLE 11

     Distributions..................................................................   28

ARTICLE 12

     Acceptance or Rejection of the Plan............................................   30

ARTICLE 13

     Confirmation and Effectiveness of the Plan.....................................   31

ARTICLE 14

     Retention of Jurisdiction......................................................   33

ARTICLE 15

     Miscellaneous Provisions.......................................................   34

                  Arlin M. Adams, Chapter 11 Trustee (the "Trustee") of Coram Healthcare Corporation and Coram, Inc., hereby proposes the following Amended Joint Chapter 11 Plan of Reorganization (the "Plan"), pursuant to Section 1123 of the Bankruptcy Code.

                                    ARTICLE 1

                                   DEFINITIONS

                  As used in this Plan, the following terms shall have the respective meanings specified below, unless the context requires otherwise:

                  1.1 "ADMINISTRATIVE CLAIM" means any cost or expense of administration of the Chapter 11 Case under Section 503(b) of the Bankruptcy Code, including, without limitation, any and all expenses of preserving the Debtors' estates; any and all expenses of each Debtor, individually; any and all allowances of compensation or reimbursement of expenses, to the extent allowed by the Bankruptcy Court under Section 330 of the Bankruptcy Code; and any and all fees or charges assessed against the estate under Chapter 123 of Title 28 of the United States Code.

                  1.2 "ALLOWED" means a claim which is either scheduled pursuant to Section 521(1) of the Bankruptcy Code (other than a Claim scheduled as disputed, contingent or unliquidated) or which was filed pursuant to Section 501(a) of the Bankruptcy Code on or before the September 29, 2000 bar date established by the Bankruptcy Court, and with respect to which either no objection to the allowance thereof has been interposed within the period of limitation fixed by the Bankruptcy Court, or any such objection has been determined by an order of the Bankruptcy Court; and further means and includes any Administrative Claim, as approved by an order of the Bankruptcy Court.

                  1.3 "ALLOWED EQUITY INTEREST" means an Equity Interest as of the Record Date.

                  1.4      "AMARAL" means Donald J. Amaral.

                  1.5 "BANKRUPTCY CODE" means Title I of the Bankruptcy Reform Act of 1978, 11 U.S.C. Sections 101, et seq.

                  1.6 "BANKRUPTCY COURT" means the United States Bankruptcy Court for the District of Delaware having jurisdiction over this Chapter 11 Case.

                  1.7 "BANKRUPTCY RULES" means the Federal Rules of Bankruptcy Procedure, Fed. R. Bankr. P. 1001, et seq.

                  1.8      "CASEY" means William J. Casey.

                  1.9 "CASH" means legal tender of the United States or equivalents thereof.

                  1.10 "CAUSES OF ACTION" means any claims, rights, causes of action of the Debtors, whether known or unknown, foreseen or unforeseen, existing as of the Effective Date, based in whole or in part upon any act, omission or other occurrence having taken place on or prior to the Effective Date in any way relating to the Debtor, including, but not limited to: (a) any avoidance or recovery action under Sections 542, 544, 545, 547, 548, 549 and 550 of the Bankruptcy Code, whether or not previously commenced by the Trustee; (b) the Debtors' claims against PricewaterhouseCoopers LLP; and (c) any claims that the Debtors may have against Crowley, Amaral, Casey, Smith and/or Smoley, including the Proposed Derivative Claims.

                  1.11     "CHAPTER 11" means Chapter 11 of the Bankruptcy Code.

                  1.12 "CHAPTER 11 CASE" means the above-captioned Chapter 11 cases commenced by Coram Healthcare Corp. and Coram Inc. on August 8, 2000.

                  1.13 "CHC" means Coram Healthcare Corporation, a Delaware corporation.

                  1.14 "CLAIM" means any right to payment from the Debtors, whether or not such right is reduced to judgment, liquidated, unliquidated, fixed, contingent, matured, unmatured, disputed, undisputed, legal, equitable, secured, or unsecured; or any right to an equitable remedy for the breach of performance if such breach gives rise to a right of payment from the Debtors, whether or not such right to an equitable remedy is reduced to judgment, fixed, contingent, matured, unmatured, disputed, undisputed, secured, or unsecured as defined in Section 101(5) of the Bankruptcy Code.

                  1.15 "CONFIRMATION" means entry by the Bankruptcy Court of the Confirmation Order.

                  1.16 "CONFIRMATION DATE" means the date of entry by the Bankruptcy Court of the Confirmation Order in accordance with Chapter 11.

                  1.17 "CONFIRMATION HEARING" means the hearing to consider Confirmation of the Plan under Section 1128 of the Bankruptcy Code.

                  1.18 "CONFIRMATION ORDER" means the order entered by the Bankruptcy Court confirming the Plan.

                  1.19     "CORAM" means Coram, Inc., a Delaware corporation.

                  1.20 "CORAM PREFERRED STOCK" means the Series A and Series B preferred stock with aggregate liquidation preferences in excess of $334 million as of December 31, 2002, issued by Coram to the Noteholders in accordance with orders of the Bankruptcy Court dated December 28, 2000, December 27, 2001 and December 27, 2002.

                  1.21 "CREDITOR" means any Person that has a Claim against the Debtors that arose on or before the Petition Date or any Person that has a Claim against the Debtors of any kind specified in Sections 502(g), 502(h) or 502(i) of the Bankruptcy Code.

                  1.22 "CREDITORS' COMMITTEE" means the Official Committee of Unsecured Creditors appointed by the United States Trustee on August 22, 2000, pursuant to Section 1102(a) of the Bankruptcy Code.

                  1.23     "CROWLEY" means Daniel D. Crowley.

                  1.24     "DEBTORS" means CHC and Coram.

                  1.25 "DISBURSING AGENT" means the Trustee or the Person designated by the Trustee to make Distributions under and in accordance with the Plan, which may include one or both of the Debtors.

                  1.26 "DISCLOSURE STATEMENT" means the Trustee's disclosure statement, accompanying the Plan, as amended, supplemented or modified from time to time.

                  1.27 "DISPUTED CLAIM" means any Claim (a) to the extent that allowance of such Claim is the subject of an objection or a motion to estimate that was interposed within the period of limitation fixed by the Bankruptcy Court; (b) which is scheduled by the Debtors as disputed, contingent or unliquidated; or (c) was filed as unliquidated or contingent.

                  1.28 "DISTRIBUTION" means a payment of Cash or other consideration to be made to holders of Allowed Claims or Allowed Equity Interests under the terms and conditions of the Plan.

                  1.29 "DISTRIBUTION DATE" means the first business day which is not more than 90 calendar days after the Effective Date.

                  1.30 "EFFECTIVE DATE" means the first business day that is not less than thirty (30) calendar days after the Confirmation Date, unless the time is shortened by order of the Bankruptcy Court.

                  1.31 "EQUITY COMMITTEE" means the Official Committee of Equity Security Holders of CHC appointed by the United States Trustee on October 18, 2000 pursuant to Section 1102(a) of the Bankruptcy Code.

                  1.32 "EQUITY INTEREST" means any interest in CHC represented by duly authorized, validly issued and outstanding shares of stock.

                  1.33 "EXIT FACILITY" means the secured revolving line of credit to be provided by the Noteholders to Reorganized Coram and loans to be made thereunder on and after the Effective Date, as referenced in the Plan Funding Agreement. The loan documents relating to the Exit Facility shall be in the form included in the Plan Supplement.

                  1.34 "FINAL ORDER" means an order or a judgment which has not been reversed, stayed, modified or amended and as to which the time to appeal or seek review or rehearing has expired and as to which no appeal or petition for review or rehearing is pending.

                  1.35 "GENERAL UNSECURED CLAIM" means any Claim other than an Administrative Claim, a Priority Tax Claim, a Priority Non-Tax Claim or a Secured Claim.

                  1.36     "IRS" means the Internal Revenue Service.

                  1.37 "NET PLAN FUNDING CASH" means the difference between Plan Funding Cash and the amounts necessary to (i) make payment in full of all Allowed Administrative Claims for Pre-Effective Date fees and/or expenses; (ii) make all payments due to be made on the Effective Date under the Plan to holders of Allowed Priority Tax claims; (iii) make payment in full of all Allowed Priority Non-Tax Claims; and (iv) make payment in full of all Allowed Secured Claims.

                  1.38 "NOTEHOLDERS" means Cerberus Partners, L.P., Goldman Sachs Credit Partners, L.P., and Foothill Capital Corporation.

                  1.39 "NOTEHOLDER FUNDING" means the amounts to be contributed by the Noteholders pursuant to the Plan Funding Agreement to provide the financial wherewithal needed to consummate the Plan. Under the Plan Funding Agreement, the Noteholders have agreed to provide Reorganized Coram and the estate of CHC the aggregate sum of $56,000,000.00 by means of the Exit Facility. However, in the event that Reorganized Coram is entitled, by virtue of an agreement with the IRS to defer payment of the Priority Tax Claims of the IRS or any portions thereof, the obligation of the Noteholders to provide funding for the Trustee's Plan shall be reduced, pro tanto, by the amount so deferred. In such case, the

Noteholders have irrevocably committed to make additional funding available to Reorganized Coram sufficient to enable Reorganized Coram to make any deferred payments on account of the IRS Claim on a timely basis.

                  1.40 "NOTES" means the Series A Senior Subordinated Notes and the Series B Senior Subordinated Convertible Notes issued by Coram, guaranteed by CHC and held by the Noteholders.

                  1.41 "PETITION DATE" means August 8, 2000, the date on which the Debtors filed petitions for relief commencing the Chapter 11 Case.

                  1.42 "PERSON" means any individual, corporation, partnership, association, joint stock company, joint venture, estate, trust, unincorporated association or other organization, or government or political subdivision or agency thereof, or any other entity.

                  1.43 "PLAN" means this Chapter 11 Trustee's Amended Joint Plan of Reorganization, either in its present form or as it may be altered, amended or modified from time to time.

                  1.44 "PLAN FUNDING AGREEMENT" means the Plan Funding and Settlement Agreement by and between the Trustee and the Noteholders, which is incorporated herein by reference, a copy of which is attached hereto as Exhibit A.

                  1.45 "PLAN FUNDING CASH" means the Noteholder Funding, together with the Cash and cash equivalents held by CHC and Coram on the Effective Date that have resulted from the operations of CHC and Coram in the ordinary course, net of amounts expended for operating expenditures and pursuant to orders of the Bankruptcy Court, less funds expended for capital expenditures. In computing Plan Funding Cash, there shall be taken into account as of the time of the computation all checks that have been issued and have not been debited from the bank accounts of the Debtors and wire transfer instructions that have been issued by the Debtors, but not yet honored by the transferring institution.

                  1.46 "PLAN FUNDING CASH BALANCE" means the difference between Plan Funding Cash and the amounts necessary to (i) make payment in full of all Allowed Administrative Claims for Pre-Effective Date fees and/or expenses; (ii) make all payments due to be made on the Effective Date under the Plan to holders of Allowed Priority Tax Claims; (iii) make payment in full of all Allowed Priority Non-Tax Claims; (iv) make payment in full of all Allowed Secured Claims; (v) make payment in full of all Allowed General Unsecured Claims, except the General Unsecured Claims of the Noteholders; and (vi) leave Reorganized Coram with cash working capital of $10 million to be used by the Reorganized Coram to operate its business in the ordinary course.

                  1.47 "PLAN SUPPLEMENT" means a plan supplement(s) to be filed with the Bankruptcy Court at least ten (10) calendar days prior to the date fixed as the last day for voting to accept or reject the Plan that contain the documents identified in the Plan and Disclosure Statement.

                  1.48     "POST-CONFIRMATION" means after the Confirmation
Date.

                  1.49 "PRE-CONFIRMATION" means up to, and including, the Confirmation Date.

                  1.50 "PRIORITY CLAIM" means any Claim (other than an Administrative Claim), entitled, and only to the extent entitled, to priority in payment under Section 507(a) of the Bankruptcy Code and includes Priority Tax Claims and Priority Non-Tax Claims.

                  1.51 "PRIORITY CREDITOR" means any Creditor that holds a Priority Claim.

                  1.52 "PRIORITY NON-TAX CLAIM" means any Claim of a kind specified in Sections 507(a)(3), (4), (5), (6), or (7) of the Bankruptcy Code.

                  1.53 "PRIORITY TAX CLAIM" means any Claim of a governmental unit of the kind specified in Section 507(a)(8) of the Bankruptcy Code.

                  1.54 "PROPOSED DERIVATIVE CLAIMS" means the claims contained within the Equity Committee's proposed derivative complaint, a copy of which is attached to the Equity Committee's Disclosure Statement as Exhibit L.

                  1.55 "RECORD DATE" means the date the Clerk of the Bankruptcy Court enters upon the docket an order approving the Disclosure Statement pursuant to Section 1125 of the Bankruptcy Code.

                  1.56 "REORGANIZED CORAM" means Coram, as reorganized, with the Noteholders or their designees as owners of one hundred percent (100%) of the common stock, as contemplated in this Plan.

                  1.57 "REORGANIZED CORAM COMMON STOCK" means ten million shares (10,000,000) of common stock, $0.01 par value, to be authorized by Reorganized Coram pursuant to this Plan, representing one hundred percent (100%) of the issued and outstanding voting common stock of Reorganized Coram on the Effective Date.

                  1.58 "R-NET" means Coram Resource Network, Inc. and Coram Independent Practice Association, Inc.

                  1.59 "R-NET ADVERSARY PROCEEDING" means the adversary proceeding (Adv. Proc. No. 01-08795) filed by the R-Net Committee against CHC, Coram and other defendants which is pending in the United States District Court for the District of Delaware.

                  1.60 "R-NET COMMITTEE" means the Official Committee of Unsecured Creditors appointed in R-Net's Chapter 11 bankruptcy case (Case No. 99-2889 (MFW)), pending in the United States Bankruptcy Court for the District of Delaware.

                  1.61 "R-NET SETTLEMENT AGREEMENT" means the Settlement Agreement among the Trustee, R-Net and the R-Net Committee, a copy of which shall be included in the Plan Supplement.

                  1.62 "SECURED CLAIM" means any Claim that is secured, and only to the extent secured, pursuant to Section 506 of the Bankruptcy Code.

                  1.63     "SMITH" means Peter Smith.

                  1.64     "SMOLEY" means Sandra L. Smoley.

                                   ARTICLE 2

                     CLASSIFICATION OF CLAIMS AND INTERESTS

                  A.       UNCLASSIFIED CLAIMS (NOT ENTITLED TO VOTE ON THE
                           PLAN)

                           1.       Administrative Claims

                           2.       Priority Tax Claims

                  B.       SUMMARY OF CLASSIFIED CLAIMS AND INTERESTS

          CLASS                                         STATUS
          -----                                         ------
1. Priority Non-Tax Claims                  Unimpaired, not entitled to vote

2. Secured Claims                           Unimpaired, not entitled to vote
3. General Unsecured Claims                 Impaired, entitled to vote
4. Coram Preferred Stock                    Impaired, entitled to vote
5. Coram Equity Interests                   Impaired, deemed to have rejected Plan
6. Allowed CHC Equity Interests             Impaired, entitled to vote

                                   ARTICLE 3

                        TREATMENT OF UNCLASSIFIED CLAIMS

                  Pursuant to Section 1123(a)(3) of the Bankruptcy Code, these claims have not been classified:

                              1.            ADMINISTRATIVE CLAIMS

                  (a) Except to the extent that the Trustee and the holder of an Allowed Administrative Claim agree to a different treatment, each holder of an Allowed Administrative Claim shall be paid in full in Cash on the later of
(i) the Effective Date, or (ii) fourteen (14) days after the date on which such claim becomes an Allowed Administrative Claim;

                  (b) The holder of an Administrative Claim that arises before the Effective Date, other than an Administrative Claim of a professional employed under Sections 327 and 328 of the Bankruptcy Code, must file an application seeking allowance of such Administrative Claims on or before the thirtieth (30th) day after the Effective Date. Failure to seek timely approval any such Administrative Claim shall result in such Administrative Claim being forever barred and discharged;

                  (c) The holder of an Administrative Claim of a professional employed under Sections 327 and 328 of the Bankruptcy Code that arises before the Effective Date must file an application for payment of such Administrative Claims under Section 330 of the Bankruptcy

Code on or before the thirtieth (30th) day after the Effective Date. Failure to seek timely approval any such Administrative Claim shall result in such Administrative Claim being forever barred and discharged

                  (d) Allowed Administrative Claims that arise before the Effective Date shall be paid from Plan Funding Cash. Any Allowed Administrative Claims that arise after the Effective Date shall be paid by Reorganized Coram, but not with Plan Funding Cash; and

                  (e) Notwithstanding the foregoing, Administrative Claims representing obligations incurred in the ordinary course of business shall not be paid with Plan Funding Cash and shall be paid in the ordinary course of business before the Effective Date by CHC and Coram, and after the Effective Date by Reorganized Coram, in accordance with the terms and conditions of the particular agreements from which such Administrative Claims arise.

                              2.            PRIORITY TAX CLAIMS

                  (a) The Priority Tax Claim of the IRS in an amount in excess of $19 million, including interest accrued thereon, shall either be (i) paid in full in Cash on the Effective Date, or (ii) satisfied in accordance with the terms and conditions of an agreement by and between the Trustee and the IRS. Any payments required to be made to the IRS on or before the Effective Date shall be made with Plan Funding Cash. If an agreement with the IRS allows for deferred payments, all deferred payments shall be paid by Reorganized Coram, and to the extent necessary, the Noteholders have irrevocably committed to make additional funds available to Reorganized Coram to enable it to make such deferred payments on a timely basis; and

                  (b) Each holder of an Allowed Priority Tax Claim, other than the claim of the IRS, shall be paid in full in Cash on the later of (i) the Effective Date, or (ii) fourteen (14) days after the date on which such Claim becomes an Allowed Priority Tax Claim. Allowed Priority Tax Claims shall be paid with Plan Funding Cash.

                                   ARTICLE 4

               TREATMENT OF CLASSIFIED CLAIMS AND EQUITY INTERESTS

                              CLASS 1.      PRIORITY NON-TAX CLAIMS

                  Each holder of an Allowed Priority Non-Tax Claim shall be paid in full in Cash on the later of (i) the Effective Date, or (ii) fourteen (14) days after the date on which such Claim becomes an Allowed Priority Non-Tax Claim. Allowed Priority Non-Tax Claims shall be paid with Plan Funding Cash.

                  Class 1 is unimpaired under the Plan and is presumed to have accepted the Plan.

                              CLASS 2.      SECURED CLAIMS

                  Each holder of an Allowed Secured Claim shall either be reinstated and rendered unimpaired in accordance with Section 1124 of the Bankruptcy Code or receive payment in full in Cash on the later of (i) the Effective Date; and (ii) fourteen (14) days after the date on which such Claim becomes an Allowed Secured Claim. Allowed Secured Claims shall be satisfied with Plan Funding Cash.

                  Class 2 is unimpaired under the Plan and is presumed to have accepted the Plan.

                              CLASS 3.      GENERAL UNSECURED CLAIMS

                  Allowed General Unsecured Claims shall be satisfied from Net Plan Funding Cash. Each holder of an Allowed General Unsecured Claim, except for the Noteholders, shall be paid in full in Cash (without post-petition interest) from the Net Plan Funding Cash on the later of: (i) the Distribution Date, or
(ii) fourteen (14) days after the date on which such Claim becomes an Allowed General Unsecured Claim.

                  In addition, the holders of Allowed General Unsecured Claims shall receive, on a pro rata basis from the net proceeds of the Causes of Action (if any), a distribution for interest accruing (at the statutory judgment rate set forth in Section 1961 of Title 28 of the United States Code) from the Petition Date through the Effective Date on account of such Allowed General Unsecured Claims. The net proceeds of the Causes of Action shall be the sole source of the payment of post-petition interest to holders of Allowed General Unsecured Claims.

                  Class 3 is impaired under the provisions of the Plan and is entitled to vote to accept or reject the Plan.

                              CLASS 4.      CORAM PREFERRED STOCK

                  The Noteholders are holders of Coram Preferred Stock with an aggregate liquidation preference in excess of $334 million as a result of debt exchanges approved by the Bankruptcy Court and, in addition, the Noteholders possess a General Unsecured Claim that totals approximately $9 million on account of the Notes.

                  On the Effective Date, each Noteholder shall receive its pro rata share of Reorganized Coram Common Stock in exchange for and in full and final satisfaction of both their Claims against CHC and Coram and Coram Preferred Stock.

                  Class 4 is impaired under the provisions of the Plan and is entitled to vote to accept or reject the Plan.

                              CLASS 5.      CORAM EQUITY INTERESTS

                  CHC is the holder of all of the outstanding voting common stock of Coram. CHC shall neither receive a Distribution nor retain any legal, equitable or contractual rights with regard to its Equity Interests in Coram, which Equity Interests shall be deemed cancelled and extinguished as of the Effective Date as part of this Plan.

                  Class 5 is impaired under the provisions of the Plan and is deemed to have rejected the Plan.

                              CLASS 6.      CHC EQUITY INTERESTS

                  On or before the Distribution Date, each holder of an Allowed CHC Equity Interest shall receive a Distribution equal to its pro rata share of the Plan Funding Cash Balance.

                  All CHC Equity Interests shall be deemed cancelled and extinguished as of the Effective Date.

                  Class 6 is impaired under the provisions of the Plan and is entitled to vote to accept or reject the Plan.

                                   ARTICLE 5

                           IMPLEMENTATION OF THE PLAN

                  5.1 DISSOLUTION OF CHC. On the Effective Date, or as soon thereafter as may be reasonably practicable, the Trustee shall cause CHC to be dissolved as a corporation under the laws of the State of Delaware, without the taking of any further action by the stockholders, officers or directors of CHC.

                  5.2 SURRENDER OF INSTRUMENTS. Each holder of an instrument evidencing an Equity Interest shall surrender such instrument to the Disbursing Agent as a condition to receipt of any Distribution under the Plan to such holder on account thereof. No Distribution under the Plan shall be made to or on behalf of any holder of such an Equity Interest unless and until such instrument is received or the unavailability of such instrument is reasonably established to the satisfaction of the Disbursing Agent. In accordance with
Section 1143 of the Bankruptcy Code, any holder of an Equity Interest that (i) fails to surrender or cause to be surrendered such instrument, or (ii) fails to execute and deliver an affidavit of loss and/or indemnity reasonably satisfactory to the Disbursing Agent and furnish a bond in form, substance and amount reasonably satisfactory to the Disbursing Agent, in each case within one
(1) year after the

Effective Date, shall be deemed to have forfeited forever all rights, claims, and interests in respect of said Distribution and shall not thereafter have any right to participate in any Distribution under the Plan.

                  5.3 THE CAUSES OF ACTION. The Trustee shall retain the sole and exclusive right, from and after the Effective Date, to commence, prosecute and compromise on behalf of the Debtors' estates, the Causes of Action; provided, however, that no action or cause of action shall be commenced or maintained against any Person to be released as provided in Article 9 of this Plan. Reorganized Coram shall be responsible for payment of all Post-Effective Date Administrative Claims related to the Causes of Action. The proceeds of the Causes of Action, if any, shall be distributed as follows: (a) First, to Reorganized Coram in an amount equal to the Post-Effective Date Administrative Claims relating to the Causes of Action; (b) Second, to the holders of Allowed General Unsecured Claims on a pro rata basis in an amount equal to the interest accruing (at the statutory judgment rate set forth in Section 1961 of Title 28 of the United States Code) from the Petition Date through the Effective Date on account of such Allowed General Unsecured Claims until such interest has been paid in full; and (c) Third, to Reorganized Coram.

                  5.4 CERTIFICATE OF INCORPORATION AND BYLAWS. As of the Effective Date, the certificate of incorporation and bylaws of Reorganized Coram shall be amended as necessary to satisfy the provisions of this Plan and the Bankruptcy Code and shall include, inter alia, a provision prohibiting the issuance of nonvoting equity securities, to the extent such a provision is required by Section 1123(a)(6) of the Bankruptcy Code. The proposed amended certificate of incorporation and bylaws will be included in the Plan Supplement.

                  5.5 REORGANIZED CORAM MANAGEMENT. On the Effective Date, operation of Reorganized Coram shall become the general responsibility of the Board of Directors of Reorganized Coram, which shall, thereafter, continue to have the responsibility for the management, control, and operation of Reorganized Coram. On the Effective Date, the Noteholders or their designees shall be the holders of one hundred percent (100%) of all capital stock of Reorganized Coram and shall, consistent with the requirements of Delaware law, have the right to elect the Board of Directors of Reorganized Coram. The directors and officers of Reorganized Coram proposed by the Noteholders shall be identified in the Plan Supplement. Crowley shall not be employed or otherwise affiliated with Reorganized Coram, or any subsidiary or affiliate of Reorganized Coram, for a period of at least one (1) year following the Effective Date.

                  5.6 ACTIONS BY REORGANIZED CORAM. As of the Effective Date, Reorganized Coram is authorized to: (i) issue the Reorganized Coram Common Stock to the holders of Coram Preferred Stock as contemplated by the Plan; (ii) execute and deliver those documents necessary to obtain the Exit Facility contemplated by the Plan; and (iii) execute, deliver, file or record any documents, and take any other actions as may be necessary to implement and to effectuate the terms and provisions of the Plan.

                  5.7 CORPORATE ACTION. On the Effective Date, all matters provided for under the Plan that would otherwise require approval of the stockholders or directors of and/or one or both of the Debtors or Reorganized Coram or their successors in interest under the Plan, including, without limitation, the authorization to issue or cause to be issued the Reorganized Coram Common Stock, the Exit Facility and documents relating thereto, the adoption of the amended certificate of incorporation and amended bylaws of Reorganized Coram and the dissolution of CHC to be effectuated pursuant to the Plan and the election or appointment, as the case may be, of directors and officers of the Debtors pursuant to the Plan, shall be deemed to have occurred and shall be in full force and effect from and after the Effective Date pursuant to Section 303 of the General Corporation Law of the State of Delaware without any requirement of further action by the stockholders or directors of the Debtors, the Trustee or Reorganized Coram. On the Effective Date, or as soon thereafter as is practicable, Reorganized Coram shall file its amended certificate of incorporation with the Secretary of State of the State of Delaware and the Trustee shall file the appropriate documents to effectuate the dissolution of CHC in accordance with the applicable law.

                  5.8 COMMITTEES. As of the Effective Date, the Creditors' Committee and the Equity Committee shall be dissolved and shall have no further duties, authority or responsibility, and Reorganized Coram shall not have any responsibility for fees, costs and expenses of the Creditors' Committee and the Equity Committee, its individual members or its professionals, incurred from and after the Confirmation Date.

                  5.9 VESTING OF ASSETS. On the Effective Date, unless otherwise specifically provided in the Plan, title to all assets and property of the Debtors' estates, including the Debtors' equity and other interests in non-debtor affiliates of the Debtors, shall pass to and revest in Reorganized Coram, free and clear of all Claims, Equity Interests, liens and other rights of Creditors or holders of Equity Interests arising before the Effective Date. On and after the Effective Date, Reorganized Coram may operate its business and may use, acquire and dispose of its property free of any restrictions imposed by the Bankruptcy Code or the Bankruptcy Court, except as otherwise provided in this Plan.

                  5.10 SUBSTANTIVE CONSOLIDATION. The Debtors' estates shall be substantively consolidated, but only for the limited purpose of effectuating the settlements contemplated by, and making Distributions to the holders of Claims under the Plan, including for voting purposes. For such limited purposes, on the Effective Date (a) all guaranties of either Debtor for the payment, performance, or collection of an obligation of the other Debtor with respect to any class of Claims or Equity Interests shall be deemed terminated and cancelled; (b) any obligation of one of the Debtors and all guaranties with respect to any class of Claims or Interests executed by one of the Debtors and any joint or several liability of one of the Debtors shall be treated as a single obligation, and any joint obligation of the Debtors, and all multiple Claims against the Debtors on account of such joint obligation, shall be treated and Allowed only as a single Claim against the consolidated estates of the Debtors; and (c) each Claim filed in the Chapter 11 Case of either of the Debtors shall be deemed filed against the consolidated Debtors and shall be deemed a Claim against and an obligation of the consolidated Debtors. Except as set forth in this section, such substantive consolidation will not (other than for purposes related to Distributions to be made under the Plan) (a) affect the legal entity and corporate structures of the Debtors or Reorganized Coram, subject to the right of the Debtors or Reorganized Coram to effect any transaction contemplated by the Plan; (b) render valid and enforceable against either Debtor any Claim or Equity Interest under the Plan for which it is otherwise not liable, and the liability of the Debtors for any such Claim or Equity Interest will not be affected by such substantive consolidation other than to extinguish duplicate liability on account of such a Claim, and (c) affect interests in any non-Debtor affiliates except as otherwise may be required in connection with any transaction contemplated by the Plan. This Plan shall constitute and be deemed to be a motion requesting that the Bankruptcy Court approve this limited substantive consolidation.

                  5.11 COMPENSATION AND BENEFIT PROGRAMS. All employment and severance practices and policies, and all compensation and benefit plans, policies, and programs of the Debtors applicable to their directors, officers, and employees, other than Crowley, who served as directors, officers and employees, respectively, on or after the Commencement Date, including, without limitation, all savings plans, retirements plans, health care plans, severance benefit plans, incentive plans, workers' compensation programs and life, disability and other insurance plans, are treated as executory contracts under the Plan and are hereby assumed pursuant to Sections 365(a) and 1123(b)(2) of the Bankruptcy Code; provided, however, that Reorganized Coram retains any right to modify any and all such compensation and benefit practices, plans, policies, and programs in accordance with the terms thereof.

                  5.12 RETIREE BENEFITS. Pursuant to Section 1114 of the Bankruptcy Code, payments, if any, due to any person for the purpose of providing or reimbursing payments for retired employees and their spouses and dependents for medical, surgical, or hospital care benefits, or benefits in the event of sickness, accident, disability or death under any plan, fund or program (through the purchase of insurance or otherwise) maintained or established in whole or in part by the Debtors prior to the Commencement Date, shall be continued for the duration of the period the Debtors have obligated themselves to provide such benefits; provided, however, that the Reorganized Coram retains any right to modify any and all such plans, funds and programs in accordance with the terms thereof.

                                   ARTICLE 6

                      PROCEDURE RELATING TO DISPUTED CLAIMS

                  6.1 OBJECTIONS. The Trustee reserves the right to object to any Claim or Equity Interest that has not been specifically Allowed by an order of the Bankruptcy Court; provided, however, that any objections to Claims or Equity Interests not yet filed shall be filed with the Bankruptcy Court and served not later than thirty (30) days after the Confirmation Date, unless such date is otherwise extended by the Bankruptcy Court.

                  6.2 DISPUTED CLAIMS. No Distribution shall be made to the holder of a Disputed Claim or disputed Equity Interest until such Claim or Equity Interest is Allowed. Following the Effective Date, the Trustee shall have the authority to compromise, withdraw or otherwise resolve objections to Claims subject to Bankruptcy Court approval. The total amount of the Distribution attributable to a Disputed Claim or disputed Equity Interest (or such lesser amount that the Bankruptcy Court may determine) shall be held in reserve from Plan Funding Cash by Reorganized Coram pending resolution of the Claim by the Bankruptcy Court or agreement of the Trustee and the holder of such Claim. The holder of a Disputed Claim or disputed Equity Interest shall not be entitled to receive or recover any amount in excess of the amount reserved to pay such Claim or Equity Interest. Nothing in the Plan or Disclosure Statement shall be deemed to entitle any holder of a Disputed Claim or disputed Equity Interest to post-petition interest on account of such Claim or Equity Interest. Distributions to each holder of a Disputed Claim or Equity Interest that ultimately becomes an Allowed Claim or Allowed Equity Interest shall be in accordance with the provisions of this Plan with respect to the class in which the respective Allowed Claim or Allowed Equity Interest is a member without interest accruing after the Effective Date. Any such Distributions shall be made as soon as reasonably practicable after the date that the Bankruptcy Court enters a Final Order allowing such Claim.

                  6.3 ESTIMATION OF CLAIMS. The Trustee may, at any time, request that the Bankruptcy Court estimate any contingent or unliquidated Claim pursuant to Section 502(c) of the Bankruptcy Code or other applicable law.

                                    ARTICLE 7

                                   SETTLEMENTS

                  This Plan provides for the compromise and settlement of certain claims and causes of action of, and against, the Debtors. To the extent that Rule 9019 of the Bankruptcy Rules is applicable to the settlements, this Plan shall be deemed a properly served motion by the Trustee pursuant to Rule 9019(a) of the Bankruptcy Rules for approval of the settlements. The following settlements relating to the Plan shall be deemed approved by the Bankruptcy Court upon entry of the Confirmation Order:

                  7.1 PLAN FUNDING AGREEMENT. The Trustee has entered into the Plan Funding Agreement with the Noteholders. Under the Plan Funding Agreement, the Noteholders have agreed to provide Reorganized Coram and the estate of CHC with up to $56 million to be used in funding payments to be made under the Plan. In return, the Noteholders and all present and former officers, directors, members or employees of the Noteholders and their respective affiliates, agents, representatives and counsel (collectively, "Releasees"), shall be provided with a full and complete general release from any and all claims arising out of or related to the relationship between the Debtors and the Releasees, including the Proposed Derivative Claims.

The release shall not include any of the Debtors' claims against Crowley, Amaral, Casey, Smith and Smoley, including the Proposed Derivative Claims.

                  7.2 R-NET SETTLEMENT. The Trustee has entered into the R-Net Settlement Agreement to settle the R-Net Adversary Proceeding and all Claims asserted by R-Net against the Debtors. Pursuant to the R-Net Settlement Agreement, R-Net's General Unsecured Claim against the Debtors shall be reduced from more than $41,000,000.00 to $7,950,000.00 and the claim filed by CHC in R-Net's bankruptcy case shall be reduced to $1,000.00.

                                   ARTICLE 8

                    UNEXPIRED LEASES AND EXECUTORY CONTRACTS

                  Except as otherwise provided in the Plan, as of the Effective Date, CHC and Coram shall be deemed to have assumed each executory contract and unexpired lease to which they are parties, unless such contract or lease (i) was previously assumed or rejected; (ii) previously expired or terminated pursuant to its own terms; or (iii) is on a list of executory contracts to be rejected that is on a list contained in the Plan Supplement. Any executory contract and unexpired lease to which CHC is a party (and which has not been rejected) shall be, as of the Effective Date, deemed to be assigned to, and assumed by, Reorganized Coram. The Confirmation Order shall constitute an order of the Bankruptcy Court under Section 365 of the Bankruptcy Code approving the contract and lease assumptions and assignments described above, as of the Effective Date.

                  Any monetary amounts required as cure payments with respect to any executory contracts or unexpired leases to be assumed pursuant to the Plan shall be satisfied by Reorganized Coram's payment of the cure amount in Cash on the Effective Date, or upon such other terms as the Bankruptcy Court may order or the parties to such executory contract or unexpired lease otherwise may agree. In the event of a dispute regarding whether a default exists under the executory contract or unexpired lease or the amount of any cure payment, the cure of any default shall occur after the entry of a Final Order of the Bankruptcy Court resolving the dispute.

                                   ARTICLE 9

                                    RELEASES

                  9.1 CHC AND CORAM. As of the Effective Date, all Persons who have held, hold or may hold any Claim against or Equity Interest in CHC and/or Coram, and/or their predecessors, successors, affiliates, parents, subsidiaries and assigns, and/or their officers, directors, shareholders, employees, agents, advisors, representatives, attorneys, accountants or other professionals, except Crowley, Amaral, Casey, Smith and Smoley shall be deemed to have released CHC and/or Coram, and/or their predecessors, successors, affiliates, parents, subsidiaries and assigns, and/or their officers, directors, shareholders, employees, agents, advisors, representatives, attorneys, accountants and other professionals, but not Crowley, Amaral, Casey, Smith and Smoley of and from any and all Claims, obligations, rights, causes of action and liabilities which such holder may be entitled to assert, whether known or unknown, foreseen or unforeseen, then existing or thereafter arising, based in whole or in part upon any act, omission or other occurrence having taken place on or prior to the Effective Date in any way relating to the Debtors, this Plan or the Chapter 11 Case, including the Proposed Derivative Claims.

                  9.2 THE TRUSTEE. As of the Effective Date, all Persons who have held, hold or may hold any claim against the Trustee, and/or his agents, advisors, representatives, attorneys, accountants or other professionals, shall be deemed to have released the Trustee, and his agents, advisors, representatives, attorneys, accountants and other professionals, of and from any and all claims, obligations, rights, causes of action and liabilities which such holder may be entitled to assert, whether known or unknown, foreseen or unforeseen, then existing or thereafter arising, based in whole or in part upon any act, omission or other occurrence having taken place on or prior to the Effective Date and in any way relating to the Debtors, this Plan or the Chapter 11 Case.

                  9.3 THE NOTEHOLDERS. As of the Effective Date, all Persons who have held, hold or may hold any Claim against the Noteholders, and/or their predecessors, successors, affiliates, parents, subsidiaries and assigns, and/or all of their present and former officers (including Feinberg), directors, shareholders, employees, agents, advisors, representatives, attorneys, accountants or other professionals, shall be deemed to have released the Noteholders, and their respective predecessors, successors, affiliates, parents, subsidiaries and assigns, and their present and former officers (including Feinberg), directors, shareholders, partners, members, employees, agents, advisors, representatives, attorneys, accountants and other professionals, of and from any and all claims, obligations, rights, causes of action and liabilities which such holder may be entitled to assert, whether known or unknown, foreseen or unforeseen, then existing or thereafter arising, based in whole or in part upon any act, omission or other occurrence having taken place on or prior to the Effective Date and in any way relating to the Debtors, this Plan or the Chapter 11 Case, including all of the Proposed Derivative Claims.

                  9.4 THE EQUITY COMMITTEE. As of the Effective Date, all Persons who have held, hold or may hold any claim against the Equity Committee and/or its individual members, and/or their predecessors, successors, affiliates, parents, subsidiaries and assigns, and/or their officers, directors, shareholders, employees, agents, advisors, representatives, attorneys, accountants or other professionals, shall be deemed to have released the Equity Committee and its individual members, and their predecessors, successors, affiliates, parents, subsidiaries and assigns, and their officers, directors, shareholders, employees, agents, advisors, representatives, attorneys, accountants and other professionals, of and from any and all claims, obligations, rights, causes of action and liabilities which such holder may be entitled to assert, whether known or unknown, foreseen or unforeseen, then existing or thereafter arising, based in whole or in part upon any act, omission or other occurrence having taken place on or prior to the Effective Date and in any way relating to the Debtors, this Plan or the Chapter 11 Case, including the Proposed Derivative Claims.

                  9.5 R-NET. As of the Effective Date, CHC and/or Coram, and their predecessors, successors, affiliates, parents, subsidiaries and assigns, and their officers, directors, shareholders and employees shall be deemed to have released R-Net, and its predecessors, successors, affiliates, parents, subsidiaries and assigns, and/or their officers, directors, shareholders, employees, agents, advisors, representatives, attorneys, accountants and other professionals, of and from any and all Claims, obligations, rights, causes of action and liabilities, whether known or unknown, foreseen or unforeseen, then existing or thereafter arising, based in whole or in part upon any act, omission or other occurrence having taken place on or prior to the Effective Date in any way relating to the Debtors or R-Net, except that the Debtors will retain a General Unsecured Claim of $1,000.00 in R-Net's Chapter 11 case.

                  9.6 MISCELLANEOUS. Nothing herein shall be construed as releasing Crowley, Amaral, Casey, Smith and/or Smoley from any claims held by the Debtors, including the

Proposed Derivative Claims and all such Claims shall be retained and prosecuted or settled solely by the Trustee.

                  9.7 Nothing in this Article 9 shall operate to release any party from the obligations expressly contemplated by this Plan. Further, nothing in this Article 9 shall be construed as limiting the rights of the Trustee, or any other party in interest, to object to any interim or final applications for the allowance of Administrative Claims for compensation for professional services rendered and/or reimbursement of expenses incurred which are filed pursuant to Sections 330, 331 and/or 503 of the Bankruptcy Code, or for the reimbursement of expenses incurred by any member of the Equity Committee or the Creditors' Committee pursuant to Section 503(b)(3)(F) of the Bankruptcy Code.

                                   ARTICLE 10

                                    DISCHARGE

                  10.1 DISCHARGE. Except as otherwise specifically provided herein or in the Confirmation Order, the consideration to be distributed to the holders of Allowed Claims or Allowed Equity Interests under the Plan shall be in exchange for and in complete satisfaction, discharge and release of all Claims and Equity Interests of any nature whatsoever against or in the Debtors or any assets, property or interests in property of the Debtors, and the Debtors shall be discharged from any and all Claims, including Claims that arose before the Confirmation Date, and all debts of the kind specified in Sections 502(g), (h) and (i) of the Bankruptcy Code, whether or not a proof of Claim based upon such debt is filed or deemed filed under Section 501 of the Bankruptcy Code, a Claim based upon such debt is Allowed under Section 502 of the Bankruptcy Code, or the holder of a Claim based upon such debt has accepted the Plan or any distribution under the Plan. Except as otherwise provided herein or in the Confirmation Order, the Confirmation Order shall be a judicial determination of the discharge of all liabilities of the Debtors and a termination of all Equity Interests in the Debtors to the fullest extent permitted by law.

                  10.2 INJUNCTION. EXCEPT AS EXPRESSLY PROVIDED IN THE PLAN, THE DISCHARGE GRANTED HEREUNDER SHALL ACT AS A PERMANENT INJUNCTION AGAINST THE TAKING OF ANY OF THE FOLLOWING ACTIONS AGAINST THE DEBTORS, REORGANIZED CORAM AND/OR ASSETS OR PROPERTY OF THE DEBTORS' ESTATES: (i) THE COMMENCEMENT OR CONTINUATION OF ANY ACTION OR OTHER PROCEEDING OF ANY KIND TO ENFORCE A CLAIM OR EQUITY INTERESTS AGAINST EITHER OF THE DEBTORS; (ii) THE ENFORCEMENT, ATTACHMENT, COLLECTION OR RECOVERY BY ANY MANNER OR MEANS OF ANY JUDGMENT, AWARD DECREE OR ORDER AGAINST THE DEBTOR; (iii) THE CREATION, PERFECTION OR ENFORCEMENT OF ANY ENCUMBRANCE OF ANY KIND AGAINST THE DEBTORS, REORGANIZED CORAM OR ANY OF THEIR OR ITS PROPERTY; AND/OR (iv) THE ASSERTION OF ANY RIGHT OF SETOFF, SUBROGATION OR RECOUPMENT OF ANY KIND AGAINST ANY OBLIGATION.

                                   ARTICLE 11

                                  DISTRIBUTIONS

                  11.1 DISBURSING AGENT. All Distributions under the Plan shall be made by Reorganized Coram at the direction of the Disbursing Agent. If the Disbursing Agent is an independent third party designated by the Trustee to serve in such capacity, such Disbursing Agent shall receive, without further Bankruptcy Court approval, reasonable compensation for services rendered pursuant to the Plan and reimbursement of reasonable out-of-pocket expenses incurred in connection with such services by Reorganized Coram. No Disbursing Agent shall be required to give any bond or surety or other security for the performance of its duties unless otherwise ordered by the Bankruptcy Court.

                  11.2 DELIVERY OF DISTRIBUTIONS. Distributions to holders of Allowed Claims shall be made by Reorganized Coram at the direction of the Disbursing Agent by regular and/or certified mail to the distributees at the addresses set forth in the proofs of Claim filed by such holders, or if no proof of Claim has been filed, to the address listed on the schedules filed by the Debtors, unless another address has been designated by the Creditor in writing to the Disbursing Agent, in such event the address designated by the Creditor shall be utilized. In the event the Distributions are returned due to an incorrect, incomplete or discontinued address, and the holder fails to claim the Distribution within 120 days of the date on which the Distribution was mailed, the amount of the Distribution shall be treated as a Disallowed Claim.

                  11.3 DISTRIBUTION OF CASH. All Cash Distributions shall be in whole dollars. Whenever the payment of other than whole dollars would otherwise be required, the actual Distribution shall be rounded to the nearest whole dollar (with half dollars or less being rounded down).

                  11.4 DISTRIBUTION OF STOCK. The Distribution of stock shall be in whole numbers of shares. Whenever the Distribution of other than whole shares would be required, the actual Distribution shall be rounded to the nearest whole share (with half shares or less being rounded down).

                  11.5 NO INTEREST ON CLAIMS OR INTERESTS. Unless otherwise specifically provided for in this Plan or the Confirmation Order, or required by applicable bankruptcy law, post-petition interest shall not accrue or be paid on Claims, and no holder of a Claim shall be entitled to interest accruing on or after the Petition Date. Additionally, and without limiting the foregoing, interest shall not accrue or be paid on any Disputed Claim or disputed Equity Interest in respect of the period from the Effective Date to the date a final Distribution is made when and if such Disputed Claim or disputed Equity Interest becomes Allowed, except as provided for Class 3 Claims in Article 5, Section 3 of the Plan.

                                   ARTICLE 12

                       ACCEPTANCE OR REJECTION OF THE PLAN

                  12.1 CLAIMS. Each holder of an Allowed Claim in an impaired class of Claims shall be entitled to vote separately to accept or reject the Plan. An impaired class of Claims shall have accepted the Plan if (i) the holders of at least two-thirds in amount of the Allowed Claims actually voting in such class have voted to accept the Plan, and (ii) the holders of more than one-half in number of the Allowed Claims actually voting in such class have voted to accept the Plan.

                  12.2 EQUITY INTERESTS. An impaired class of Allowed Equity Interests shall have accepted the Plan if the holders of at least two-thirds in amount of the Allowed Equity Interests actually voting in such class have voted to accept the Plan.

                  12.3 BALLOTS. Any ballot which is executed by the holder of an Allowed Claim or Allowed Equity Interest, but which does not indicate an acceptance or rejection of the Plan, shall be deemed an acceptance of the Plan, provided that the ballot so states in bold type and further provided that the Bankruptcy Court shall have approved the foregoing by appropriate order.

                  12.4 CRAMDOWN. In the event that any impaired class of Claims or Equity Interests fails to accept a plan of reorganization, the proponent may request that the Bankruptcy

Court confirm the Plan in accordance with Section 1129(b) of the Bankruptcy Code. In view of the deemed rejection by Class 5, the Trustee will seek confirmation under Section 1129(b).

                                   ARTICLE 13

                   CONFIRMATION AND EFFECTIVENESS OF THE PLAN

                  13.1 CONDITIONS PRECEDENT TO CONFIRMATION. The Plan shall not be confirmed by the Bankruptcy Court unless and until the following conditions shall have been satisfied or waived pursuant to Article 13, Section 4 of the Plan:

                  (a) The proposed Confirmation Order shall be in form and substance reasonably acceptable to the Trustee and the Noteholders; and

                  (b) All exhibits to the Plan, including those to be contained in the Plan Supplement, shall be in form and substance reasonably acceptable to the Trustee and the Noteholders.

                  13.2 CONDITIONS PRECEDENT TO EFFECTIVENESS. The Plan shall not become effective unless and until the following conditions have been satisfied or waived pursuant to Article 13, Section 4 of the Plan:

                  (a) The Confirmation Order shall have been entered and there shall be no stay or injunction in force and effect that would prevent the occurrence of the Effective Date;

                  (b) The Confirmation Order shall authorize the Trustee and Reorganized Coram to take all actions necessary or appropriate to consummate the Plan and to enter into, implement and effectuate the contracts, instruments, releases and other agreements or documents created in connection with the Plan.

                  (c) The statutory fees owing to the United States Trustee shall have been paid in full;

                  (d) Each of the Amended Reorganized Coram Certificate of Incorporation, the Amended Reorganized Coram Bylaws in form and substance satisfactory to the Trustee and Reorganized Coram shall have been filed, effected, or executed, as required;

                  (e) All other actions, authorizations, consents and regulatory approvals required (if any) and all Plan documents necessary to implement the provisions of the Plan shall have been obtained, effected or executed in a manner acceptable to the Trustee or, if waivable, waived by the Persons entitled to the benefit thereof;

                  (f) The Exit Facility shall have been entered into by all parties thereto and all conditions to the initial draw thereunder shall have been satisfied in accordance with the terms thereof such that the Trustee and Reorganized Coram shall have available to them sufficient funds with which to meet all obligations under the Plan; and

                  (g) Reorganized Coram Common Stock shall have been duly authorized and, with the occurrence of the Effective Date, shall be validly issued and outstanding.

                  13.3 EFFECT OF FAILURE OF CONDITIONS. If each condition to the Effective Date specified in Article 13, Section 2 of the Plan has not been satisfied or duly waived within ninety (90) days after the Confirmation Date, then (unless the period for waiver or satisfaction of such conditions has been extended with the consent of the Trustee and the Noteholders) the Confirmation Order will be vacated by the Bankruptcy Court.

                  13.4 WAIVER OF CONDITIONS. The Trustee may, with the consent of Noteholders, which consent shall not be unreasonably withheld, waive, by a writing signed by an authorized representative of the Trustee and subsequently filed with the Bankruptcy Court, the condition precedent to confirmation and effectiveness of the Plan specified in Article 13, Section 1(b), 2(d) and (e) of the Plan.

                                   ARTICLE 14

                            RETENTION OF JURISDICTION

                  The Bankruptcy Court shall retain jurisdiction over the Chapter 11 Case for the following purposes:

                  (a) to determine the extent, validity and amount of all objections to or requests to estimate Claims whether secured or unsecured;

                  (b)      to determine any applications for compensation;

                  (c) to determine any (i) pending and/or future motions, applications and adversary proceedings; (ii) causes of action against third persons; (iii) adversary proceedings; and (iv) contested and litigated matters;

                  (d) to determine any pending application for assumption or rejection of executory contracts or unexpired leases, claims for cure amounts and allowance of any Claims resulting from the rejection of executory contracts or unexpired leases;

                  (e)      to enforce the provisions of the Plan;

                  (f) to consider any amendments to or modifications of the Plan, correct any defect, cure any omission, or reconcile any inconsistency in the Plan, or documents related to the Plan, or the order of the Bankruptcy Court confirming the Plan as may be necessary to carry out the purposes and intent of the Plan;

                  (g) to construe or enforce the Plan, the Confirmation Order or any other order or judgment, injunction or ruling entered or made in the Chapter 11 Case, and to determine such other matters as may be provided for in the Confirmation Order or as may be authorized under the provisions of the Bankruptcy Code;

                  (h) to enter and implement such orders as may be appropriate in the event the Confirmation Order is for any reason stayed, revoked, modified or vacated; and

                  (i) to issue such orders in aid of execution and consummation of the Plan, to the extent authorized by Section 1142 of the Bankruptcy Code.

                                   ARTICLE 15

                            MISCELLANEOUS PROVISIONS

                  15.1 GOVERNING LAW. Except to the extent that the Bankruptcy Code is applicable, the rights and obligations arising under this Plan shall be governed by, and construed and enforced in accordance with the laws of the State of Delaware.

                  15.2     EXEMPTION FROM REGISTRATION. In accordance with
Section 1145 of the Bankruptcy Code, the issuance, transfer or exchange of any security under the Plan, or the execution, delivery or recording of an instrument of transfer pursuant to, in implementation of, or as contemplated by the Plan, shall be exempt from registration under the Securities Act of 1933, as amended, and under state securities laws.

                  15.3     EXEMPTION FROM CERTAIN TRANSFER TAXES. Pursuant to
Section 1146(c) of the Bankruptcy Code, any transfers from CHC or Coram to Reorganized Coram or any other Person pursuant to the Plan shall not be subject to any document recording tax, stamp tax, conveyance fee or similar tax, mortgage recording tax or other similar tax or governmental assessment, and the Confirmation Order shall serve as a direction to the appropriate state or local governmental officials to forgo the collection of any such tax or governmental assessment and to accept for filing and recordation any of the foregoing instruments or other documents without payment of any such tax or governmental assessment.

                  15.4 SEVERABILITY. If any term or provision of this Plan is held by the Bankruptcy Court to be invalid, void or unenforceable, the Bankruptcy Court shall have the power to alter and interpret such term or provision to make it valid or enforceable to the maximum extent practicable, consistent with the original purpose and intent of the term or provision held to be invalid, void or unenforceable, and such term or provision shall then be applicable as altered or interpreted, unless the consequence of doing so shall materially adversely alter the rights or obligations of the Person affected by any such change, in which event the consent of such Persons shall be required in order to confirm the Plan. Notwithstanding any such holding, alteration or interpretation, the remainder of the terms and provisions of the Plan shall remain in full force and effect and shall in no way be affected, impaired or invalidated by such holding, alteration or interpretation. The Confirmation Order shall constitute a judicial interpretation and shall provide that each term and provision of the Plan, as it may have been altered or interpreted in accordance with the foregoing, is valid and enforceable pursuant to its terms, provided that consents, if any, required by the first sentence of this Article 15, Section 4 shall have been obtained.

                  15.5 SUCCESSORS AND ASSIGNS. The rights, benefits and obligations of any Person named or referred to in the Plan shall be binding on, and shall inure to the benefit of, any heir, executor, administrator, successor or assign of such Person.

                  15.6 AMENDMENTS. The Trustee reserves the right, in accordance with Section 1127 of the Bankruptcy Code to amend or modify the Plan before or after Confirmation. Any holder of a Claim or Equity Interest that has accepted or rejected the Plan shall be deemed to have accepted or rejected, as the case may be, the Plan as modified, unless, within the time fixed by the Bankruptcy Court, such holder changes its previous acceptance or rejection.

                  15.7 PAYMENT OF STATUTORY FEES. All fees payable pursuant to Section 1930 of Title 28 of the United States Code, shall be paid by Reorganized Coram on the Effective Date.

                  15.8 RESERVATION OF RIGHTS. If the Bankruptcy Court or any other court of competent jurisdiction for any reason does not confirm this Plan, the rights of all parties in interest are and will be reserved in full. Each concession, compromise or settlement reflected herein is made for purposes of this Plan only, and if the Effective Date does not occur, no party in interest shall be bound or deemed prejudiced by any such concession, compromise or settlement.

                  15.9 RULES OF INTERPRETATION. For purposes of the Plan, unless otherwise provided herein, (a) whenever from the context it is appropriate, each term, whether stated in the singular or the plural, will include both the singular and the plural; (b) each pronoun stated in the masculine, feminine or neuter includes the masculine, feminine and neuter; (c) any reference in the Plan to a contract, instrument, release or other agreement or document being in a particular form or on particular terms and conditions means that such document will be substantially in such form or substantially on such terms and conditions; (d) any reference in this Plan to an existing document or schedule filed or to be filed means such document or schedule, as it may have been or may be amended, modified or supplemented pursuant to the Plan; (e) any reference to an entity as a holder of a Claim or Equity Interest includes that entity's successors and assigns; (f) all references in the Plan to Sections, Articles and Exhibits are references to Sections, Articles and Exhibits of or to the Plan; (g) the words "herein," "hereunder" and "hereto" refer to the Plan in its entirety rather than to a particular portion of this Plan; (h) captions and headings to Articles and Sections are inserted for convenience of reference only and are not intended to be a part of or to affect the interpretation of this Plan; (i) subject to the provisions of any contract, certificates of incorporation, by-laws, instrument, release or other agreement or document entered into in connection with the Plan, the rights and obligations arising under the Plan shall be governed by, and construed and enforced in accordance with, federal law, including the Bankruptcy Code and Bankruptcy Rules; and (j) the rules of construction set forth in
Section 102 of the Bankruptcy Code shall apply, where applicable.

                  15.10 PLAN SUPPLEMENT. The Plan Supplement shall be filed with the Court at least ten (10) days prior to the date fixed as the last day for voting to accept or reject the Plan. The Plan Supplement shall include copies of, among other things, the Reorganized Coram certificate of incorporation and bylaws, the identities of the officers of Reorganized Coram, the

Exit Facility documents and a list of executory contracts and leases to be rejected pursuant to the Plan.

                  15.11 REVOCATION. The Trustee reserves the right to revoke and withdraw this Plan at any time prior to the entry of the Confirmation Order. If this Plan is so withdrawn, then it shall be deemed null and void.

                                      Respectfully Submitted,

                                      /s/ Arlin M. Adams
                                      -----------------------------------------
                                      Arlin M. Adams, Chapter 11 Trustee of the
                                      Bankruptcy Estates of Coram
                                      Healthcare Corp. and Coram, Inc.

Of Counsel

SCHNADER HARRISON SEGAL
         & LEWIS LLP
Barry E. Bressler
Wilbur L. Kipnes
Richard A. Barkasy
Michael J. Barrie
1600 Market Street, Suite 3600
Philadelphia, Pennsylvania 19103
(215) 751-2000

Dated: June 17, 2003
       Philadelphia, Pennsylvania

                                    EXHIBIT A

 Plan Funding and Settlement Agreement dated as of May 2, 2003, among Arlin M.
  Adams, in his capacity as chapter 11 trustee ("Trustee") of Coram Healthcare
    Corporation ("CHC") and Coram, Inc. ("Coram" and together with CHC, the "Debtors"), and not individually, Cerberus Partners, L.P. ("Cerberus"), Foothill
 Capital Corporation and Foothill Income Trust (collectively, "Foothill"), and
   Goldman Sachs Credit Partners
     L.P. ("GSCP" and together with Cerberus and Foothill, the "Noteholders").

                                    Recitals:

         A. CHC and Coram each commenced a voluntary case under chapter 11 of title 11 U.S.C. Sections 101 et sec. ("Bankruptcy Code") on August 8, 2000 in the United States Bankruptcy Court for the District of Delaware ("Bankruptcy Court") at Case Nos. 00-3299(MFW) and 00-3300 (MFW) respectively, which cases are being jointly administered; and

         B. The Debtors filed their first joint plan of reorganization ("First Plan") on August 8, 2000, together with a disclosure statement in respect of the First Plan and, on December 21, 2000, the Bankruptcy Court denied confirmation of the First Plan; ; and

         C. The Debtors' second joint plan of reorganization was dated and filed with the Bankruptcy Court on July 31, 2001 ("Second Plan"), and confirmation of the Second Plan was denied pursuant to a written opinion issued by the Bankruptcy Court on December 21, 2001; and

         D. Thereafter, based upon two motions for the appointment of a chapter 11 trustee for the Debtors made by Foothill and Goldman Sachs, and the United States Trustee, the Bankruptcy Court approved the appointment of Arlin M. Adams as chapter 11 trustee for the Debtors on March 7, 2002; and

         E. The Committee of Equity Security Holders of CHC ("Equity Committee") has asserted that the Trustee should commence an action against Daniel Crowley, former Chief Executive Officer of the Debtors, present and former members of the board of directors of CHC, the Noteholders and other persons ("Prospective Defendants") and has furnished to the Trustee a draft complaint ("Draft Complaint") alleging, among other things, causes of action for avoidance of preferential transfers under Section 547(b) of the Bankruptcy Code, the alleged breach of fiduciary duties, the duties of due care, fraud and under the Federal RICO statute; and

         F. The Trustee has reviewed the Draft Complaint, conducted such investigations of the allegations of the Draft Complaint and consulted such experts as he deemed appropriate and consistent with the his fiduciary duties, and invited each Prospective Defendant to submit a written response to the Draft Complaint. The Noteholders submitted their respective responses to the Draft Complaint and to the Trustee's factual inquiries, denying that there is any liability on their part whatsoever; disputing practically every material fact alleged therein, including every assertion of damage to the Debtors; and asserting that all of their conduct was intended to and did confer a benefit on the Debtors. Thereafter, the Trustee and his counsel met and/or discussed the responses with the Equity Committee and the Prospective Defendants; and

         G. After consideration of the foregoing and after consulting such experts and counsel as he deemed appropriate, the Trustee has concluded that the best interests of the Debtors and their estates, creditors, shareholders and other parties in interest, including the patients served by the Debtors and the employees of the Debtors would best be served by the Trustee's proposal of a plan of reorganization incorporating the agreements with the Noteholders hereinafter set forth and other related settlements; and

         H. Contemporaneously with the execution and delivery of this Agreement by the parties hereto, the Trustee is filing a Joint Plan of Reorganization of the Debtors pursuant to Chapter 11 of the Bankruptcy Code in the form annexed hereto as Exhibit 1 ("Trustee's Plan").

         NOW, THEREFORE, in consideration of the foregoing and for other good and valuable consideration the parties hereto agree as follows.

         1.       Plan of Reorganization

                  The Trustee agrees to propose the Trustee's Plan. The Trustee agrees that the Trustee's Plan will not be materially altered or amended without the prior written consent of the Noteholders, unless such modification or amendment does not adversely affect the business of the Debtors or the Noteholders or the Noteholders' economic interests in Coram, as contemplated in the Trustee's Plan and as they will exist on and after the Effective Date (as defined in the Trustee's Plan) of the Trustee's Plan ("Reorganized Coram").

         2.       Plan Funding

                  In order to enable the Trustee to propose and confirm the Trustee's Plan, and to provide the financial wherewithal to consummate the Trustee's Plan, the Noteholders agree to provide Reorganized Coram and the estate of CHC with financing on (but not before) the Effective Date in the aggregate sum of Fifty-Six Million Dollars ($56,000,000), all by means of a secured revolving line of credit and loans to be made thereunder ("Exit Facility") to be evidenced by appropriate and customary documentation. The proceeds of loans made under the Exit Facility, together with the

Debtor's net cash on hand and cash equivalents held by or for the Debtors as of the Effective Date of the Trustee's Plan ("Plan Funding Cash"), shall be used for the following purposes: (i) for the payment in full of all allowed (A) Pre-Effective Date administrative expense claims, (B) claims entitled to priority under section 507 of the Bankruptcy Code, if any; (C) allowed secured claims against the Debtors, if any; (D) allowed general unsecured claims against the Debtors', (ii) for working capital of $10 million, the minimum amount necessary to enable Reorganized Coram to operate its business in the ordinary course following the Effective Date; and (iii) to make payment under the Trustee's Plan to the holders of allowed CHC equity interests in an amount equal to remaining Plan Funding Cash, which the parties contemplate will total at least $24 Million. In the event that Reorganized Coram is entitled, by virtue of section 1129(a)(9)(c) of the Bankruptcy Code and/or agreement(s) with the applicable taxing authorities to defer payment of unpaid federal and state income and other taxes measured by the Debtors' income or assets (and all interest accrued thereon to the Effective Date), the obligations of the Noteholders to provide funding for the Trustee's Plan as provided in this
Section 2 shall be reduced, pro tanto, by the amount to be so deferred, but the Noteholders shall be irrevocably committed, as evidenced by appropriate documentation, to furnish funds up to the amount so deferred plus any interest accrued thereon, when due so as to enable Reorganized Coram to pay such deferred taxes plus interest thereon with funds then on hand together with funds to be furnished by the Noteholders.

                  In computing Plan Funding Cash, there shall be taken into account as of the time of the computation all outstanding ordinary course vendor payments and checks that have been issued and have not been debited from the bank accounts of the Debtors and wire transfer instructions that have been issued by the Debtors but not yet honored by the transferring institution.

         3.       Dissolution of CHC

                  The Trustee shall cause the dissolution of CHC promptly following the Effective Date, in accordance with the provisions of the Trustee's Plan. The Trustee shall, however, cause the distribution of the consideration to be distributed to holders of claims against and equity interests in CHC under and in accordance with the provisions of the Trustee's Plan.

         4.       Corporate Matters

                  The Trustee's Plan contemplates that the Noteholders shall be the sole shareholders and sole holders of indebtedness of Reorganized Coram from and after the Effective Date. Accordingly, the Trustee agrees and acknowledges that the corporate charter, by-laws, other organizational documents and Noteholders Loans documents for Reorganized Coram shall be in form and substance satisfactory to the Noteholders, subject in all events to the requirements of Sections 1123 and 1129 of the Bankruptcy Code.

         5.       Plan Releases

                  (a) In consideration of the agreement of the Noteholders to fund payments to be made pursuant to the Trustee's Plan on and after the Effective Date thereof, the Trustee agrees that such plan shall contain provisions that release the Noteholders and all present and former officers, directors, partners, members or employees of the Noteholders and their respective affiliates, agents, representatives including Stephen A. Feinberg in his role as a former director of the Debtors; Cerberus Associates L.L.C; Cerberus Capital Management L.P., and the Noteholders' counsel from any and all claims, obligations, rights, causes of action and liabilities which any person or entity may be entitled to assert, whether known or unknown, foreseen or unforeseen, existing or hereafter arising, based in whole or in part upon any act or omission, transaction or other occurrence taking place on or prior to the Effective Date and in any way relating to the Debtors or their chapter 11 cases or the Trustee's Plan, and including all claims or causes of action incorporated in the Draft Complaint and the equitable subordination complaint, dated March 28, 2003 (Adversary Proceeding No. 03-52270), except that such releases shall not release the obligations of the Noteholders pursuant to
Section 2 of this Plan funding and Settlement Agreement, or any obligations of Crowley to the Debtors' estates.

                  (b) The Plan shall also include provisions that release the Trustee and the Equity Committee, and all present and former officers, directors, members or employees of the Trustee or the Equity Committee from any and all claims, obligations, rights, causes of action and liabilities which any person or entity may be entitled to assert, whether known or unknown, foreseen or unforeseen, existing or hereafter arising, based in whole or in part upon any act or omission, transaction or other occurrence taking place on or before the Effective Date in any way relating to the Debtors or their chapter 11 cases or the Trustee's Plan.

         6.       Incorporation in Plan

                  The Trustee agrees that this Plan Funding and Settlement Agreement is integral to the Trustee's Plan, and shall be incorporated in the Trustee's Plan, including any modification or amendment of the Trustee's Plan. If the Noteholders' claims or interests are disallowed or subordinated for whatever reason without their consent, or if the Trustee's Plan is not confirmed, the Noteholders will be released from their obligations under this agreement, and if the Trustee determines that it is in the best interest of the Estates to propose another Plan, the Trustee shall make a good faith effort to (a) to continue negotiating with the Noteholders; (b) propose a Plan the terms of which are acceptable to the Noteholders; and (c) seek approval of the settlement embodied in this agreement unless that settlement is not approved by the Court or the Trustee is otherwise legally precluded from doing so.

         7.       Amendment

                  This Plan Funding and Settlement Agreement may not be amended except by an instrument in writing signed by all parties hereto.

         8.       Notices

                  Any notices or other communications hereunder or in connection herewith shall be in writing and shall be deemed to be duly given or delivered in person, by facsimile transmission or by overnight delivery by a recognized national courier service, prepaid and addressed as follows:

                 If to the Trustee:        Arlin M. Adams, Esq.
                                           Schnader, Harrison, Segal & Lewis LLP
                                           1600 Market Street - Suite 3600
                                           Philadelphia, PA  19103-7268
                                           (215) 751-2205 (telecopy)

                 with a copy to:           Schnader, Harrison, Segal & Lewis LLP
                                           1600 Market Street - Suite 3600
                                           Philadelphia, PA  19103-7268
                                           Attention:  Barry E. Bressler, Esq.
                                           (215) 751-2205 (telecopy)

                                           Foothill Capital Corporation
                                           2450 Colorado Avenue - Suite 3000W
                                           Santa Monica, CA  90404
                                           Attention:  M. E. Stearns
                                           (310)453-7470 (telecopy)

                                           Goldman Sachs Credit Partners L.P.
                                           85 Broad Street
                                           New York, NY  10005
                                           Attention:  Kimberly Niehaus
                                           (212) 493-9506 (telecopy)

                 with copies to:           Steven Vincent, Esq.
                                           Goldman, Sachs & Co.
                                           One New York Plaza - 37th Floor
                                           New York, NY  10004
                                           (212) 428-1273 (telecopy)

                                                       and

                                           Alan B. Miller, Esq.
                                           Weil, Gotshal & Manges, LLP
                                           767 Fifth Avenue
                                           New York, NY 10153
                                           (212) 735-4965 (telecopy)

                                           Cerberus Partners LP
                                           450 Park Avenue
                                           New York, NY  10022
                                           Attention:  Mark A. Neporent. Esq.
                                           (212) 891-1540 (telecopy)
                 with a copy to:           Michael L. Cook, Esq.
                                           Schulte Roth & Zabel LLP
                                           919 Third Avenue
                                           New York, NY  10022
                                           (212) 593-5956 (telecopy)

         9.       Applicable Law

                  This Plan Funding and Settlement Agreement shall be governed in all respects, including the validity, interpretation and effect, by title 11 of the United States Code and the laws of the State of Delaware, without giving effect to the principles of conflicts of law thereof. The parties agree to submit for determination by the Bankruptcy Court any disputes as to the interpretation or construction of this Plan Funding and Settlement Agreement.

         10.      Assignments/Successors

                  This Settlement Agreement and all the provisions hereof shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns, including any successor to Arlin M. Adams, as chapter 11 trustee of the Debtors, subject only to the approval of this Agreement by order of the Bankruptcy Court, which order may be the Confirmation Order (as defined in the Trustee's Plan).

         11.      Counterparts

                  This Plan Funding and Settlement Agreement may be executed in two or more counterparts, each of which shall be deemed an original, and all of which together shall constitute one and the same instrument.

         12. This Plan Funding and Settlement Agreement, including any Exhibits hereto and the Trustee's Plan, constitutes the entire agreement between the parties with respect to the subject matter hereof, and except as otherwise expressly provided herein, is not intended to confer upon any other person any rights or remedies hereunder.

         13       The Effect on Litigation

                  Neither this Plan Funding and Settlement Agreement nor any of the terms hereof, or any negotiations or proceedings in connection herewith, shall constitute or be construed as evidence of an admission on the part of either the Trustee or any of the Noteholders of any liability or wrongdoing whatsoever, or of the truth or untruth of any of the claims made by any party in interest, including the claims alleged in the Draft Complaint, or the merit or any lack of merit of any of the defenses thereto; nor shall this agreement or any of the terms hereof, or any negotiations or proceedings in connection herewith, be offered or received in evidence or used in any proceeding against the Trustee or any of the Noteholders for any purpose whatsoever, except with respect to (a) effectuation and enforcement of this Plan Funding and Settlement Agreement, and (b) with respect to proceedings in the chapter 11 cases in respect of the Debtors to confirm the Plan, to oppose any other plan of reorganization for the Debtors, and to authorize and approve this Plan Funding and Settlement Agreement and the execution and delivery hereof by the Trustee and the Debtors.

                  IN WITNESS WHEREOF, each of the parties hereto has caused this Plan Funding and Settlement Agreement to be executed on its behalf by its officers or members thereunto duly authorized, as of the day and year first above written.

                                                    ____________________________
                                                    Arlin M. Adams, as Trustee
                                                    of CHC and Coram, and not
                                                    individually

                                                    CERBERUS PARTNERS, L.P.
                                                    By Cerberus Associates LLC.,
                                                    Its General Partner

                                                    By _________________________
                                                         Its

                                                    FOOTHILL CAPITAL CORPORATION

                                                    By__________________________
                                                         Its

                                                    GOLDMAN SACHS CREDIT
                                                    PARTNERS, L.P.

                                                    By__________________________
                                                         Its